Exhibit 3.1 Articles of Incorporation


                                   Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                  BI-TANK, INC.


                                        I

     The name of this corporation is Bi-Tank, Inc.

                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a professional permitted to be incorporated by the California Corporation Code.

                                       III

     The name and address in the state of the corporation's initial agent for service of process is Jing Jing Long at 245 Walnut Avenue, Arcadia, CA 91007.


                                       IV

     This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is 1,000,000 shares.

                                        V

     The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

     The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California Law.



Date: February 27, 2001                         /s/:Jing Jing Long
                                                ---------------------------
                                                    Jing Jing Long, Incorporator


I declare that I am the person who executed the foregoing Article of Incorporation, which execution is my act and deed.



Date: February 27, 2001                         /s/:Jing Jing Long
                                                --------------------------------
                                                    Jing Jing Long, Incorporator